EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Third Quarter Results

GREENSBORO, N.C., Nov. 2, 2010 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported third quarter 2010 results with highlights as follows:

Third Quarter 2010 Financial Highlights

  Assets increased 3.5% to $700.2 million at September 30, 2010 from $676.8 million at September 30, 2009. Assets increased 0.5% during the first nine months of 2010.
  Carolina Bank, the only subsidiary of Carolina Bank Holdings, Inc., continued to maintain "Well Capitalized" status, the highest regulatory capital measure.
  Net interest income, computed on a fully taxable basis, reached an all time quarterly high of $6.06 million in the third quarter of 2010, up 16.8% from the third quarter of 2009.
  The net interest margin, computed on a fully taxable basis, increased to 3.70% in the third quarter of 2010 compared to 3.25% in the third quarter of 2009.
  The mortgage division earned $0.75 million in the third quarter and $1.68 million in the first nine months of 2010 due to lower interest rates and an expanding market.
  Net loss was $1.80 million in the third quarter of 2010 compared to net income of $0.17 million in the third quarter of 2009.
  Net loss allocable to common stockholders was $2.09 million, or ($0.62) per diluted share, and $0.11 million, or ($0.03) per diluted share, in the third quarter of 2010 and 2009, respectively.
  Provision for loan losses increased to $6.6 million in the third quarter of 2010 from $1.7 million in the same quarter of 2009. Asset impairments were $0.44 million and $0.09 million in the third quarters of 2010 and 2009, respectively.

Net loss allocable to common stockholders was $3.93 million, or ($1.16) per diluted common share, in the first nine months of 2010 compared to net income available to common shareholders of $0.35 million, or $0.10 per diluted common share, in first nine months of 2009. Robert T. Braswell, President and CEO of Carolina Bank Holdings, commented, "We continued to increase our net interest income, which reached an all-time high in the third quarter, through our emphasis on building profitable relationships with our customers. Our mortgage division continued to perform at a very high level, earning $0.75 million in the third quarter, an increase of 81.3% from the third quarter of 2009. We expect a strong fourth quarter in our mortgage division based on current applications and low interest rates."

Non-performing loans to total loans held for investment increased to 5.20% at September 30, 2010 from 4.63% at June 30, 2010. Non-performing assets to total assets increased to 5.25% at September 30, 2010 from 4.62% at June 30, 2010. Braswell commented, "The current economic times continue to challenge some of our customers and we are disappointed in our level of non-performing loans. Reducing the elevated level of non-performing assets is a top priority of our team. We have strengthened our risk management procedures and believe we will exit this downturn as a better performing bank." The bank had net loan charge-offs of $5.26 million and $2.26 million in the third quarter of 2010 and 2009, respectively. The allowance for loan losses was 2.24% and 1.33% of loans held for investment at September 30, 2010 and 2009, respectively.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. A mortgage loan production office was opened in Burlington in July 2010. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
At September 30, 2010 and 2009 and December 31, 2009
	(unaudited)
	September 30,		December 31,
	2010	2009	2009

ASSETS
Cash and due from banks	$ 4,596	$ 4,882	$ 6,416
Short-term investments and interest-earning deposits	26,226	26,393	34,039
Total cash and cash equivalents	30,822	31,275	40,455

Securities available for sale, at fair value	44,129	54,387	52,924
Securities held-to-maturity, at amortized cost	595	853	770

Loans held for sale	65,330	24,979	29,388
Loans	519,177	530,791	530,606
Allowance for loan losses	(11,629)	(7,038)	(10,081)
Net loans	507,548	523,753	520,525

Premises and equipment, net	18,759	19,408	19,351
Other assets	33,051	22,171	33,639

Total assets	$ 700,234	$ 676,826	$ 697,052

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$ 43,208	$ 36,180	$ 39,261
Interest-bearing	582,852	558,683	578,210
Total deposits	626,060	594,863	617,471

Short-term borrowings	2,866	976	683
Federal Home Loan Bank advances	2,724	7,202	7,783
Subordinated debentures	19,395	19,321	19,360
Other liabilities	4,682	4,447	3,807
Total liabilities	655,727	626,809	649,104

STOCKHOLDERS' EQUITY
Preferred stock, no par, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2010 and 2009	14,724	14,392	14,473
Common stock, $1 par value, 20,000,000 shares authorized; issued and outstanding -- 3,387,045 shares in 2010 and 2009	3,387	3,387	3,387
Common stock warrants	1,841	1,841	1,841
Additional paid-in capital	15,826	15,790	15,799
Retained earnings	7,516	13,247	11,445
Stock in director rabbi trust	(664)	(821)	(874)
Directors deferred fees obligation	664	821	874
Accumulated other comprehensive income	1,213	1,360	1,003
Total stockholders' equity	44,507	50,017	47,948

Total liabilities and stockholders' equity	$ 700,234	$ 676,826	$ 697,052

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations
For the three and nine months ended September 30, 2010 and 2009
(unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Interest income
Loans	$ 7,771	$ 7,512	$ 22,790	$ 22,139
Investment securities, taxable	393	526	1,275	1,652
Investment securities, non taxable	168	154	494	412
Interest from federal funds sold and other	16	21	60	22
Total interest income	8,348	8,213	24,619	24,225

Interest expense
NOW, money market, savings	857	1,188	2,773	3,302
Time deposits	1,309	1,639	4,020	5,809
Other borrowed funds	201	271	655	947
Total interest expense	2,367	3,098	7,448	10,058

Net interest income	5,981	5,115	17,171	14,167
Provision for loan losses	6,620	1,737	13,308	4,968
Net interest income after provision for loan losses	(639)	3,378	3,863	9,199
Non-interest income
Service charges	231	299	682	797
Mortgage banking income	3,258	1,962	7,194	6,570
Gains (losses) on sale of investment securities	350	(136)	535	99
Repossessed asset gains (losses)	28	(695)	(239)	(644)
Other	163	149	493	401
Total non-interest income	4,030	1,579	8,665	7,223

Non-interest expense
Salaries and benefits	3,253	2,520	8,637	7,483
Occupancy and equipment	655	583	1,861	1,752
Professional fees	337	295	939	895
Outside data processing	260	209	717	615
FDIC insurance	262	257	781	977
Advertising and promotion	294	145	544	435
Stationery, printing and supplies	153	138	399	423
Impairment of investment security	--	85	--	850
Impairment of repossessed assets	443	--	1,912	--
Other	764	609	2,081	1,402
Total non-interest expense	6,421	4,841	17,871	14,832

Income (loss) before income taxes	(3,030)	116	(5,343)	1,590
Income tax expense (benefit)	(1,226)	(53)	(2,270)	421
Net income (loss)	(1,804)	169	(3,073)	1,169
Dividends and accretion on preferred stock	282	277	855	815
Net income (loss) available (allocable) to common stockholders	$ (2,086)	$ (108)	$ (3,928)	$ 354

Net income (loss) per common share
Basic	$ (0.62)	$ (0.03)	$ (1.16)	$ 0.10
Diluted	$ (0.62)	$ (0.03)	$ (1.16)	$ 0.10

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Third Quarter 2010
(unaudited)
	Quarterly					Year Ended
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
($ in thousands except for share data)	2010	2010	2010	2009	2009	2009	2008

EARNINGS
Net interest income	$ 5,981	5,670	5,520	5,538	5,115	19,705	14,727
Provision for loan loss	$ 6,620	4,700	1,988	5,552	1,737	10,520	1,910
NonInterest income	$ 4,030	2,502	2,133	2,635	1,579	10,550	4,609
NonInterest expense	$ 6,421	6,172	5,278	5,053	4,841	20,577	14,058
Net income (loss)	$ (1,804)	(1,568)	299	(1,527)	169	(358)	2,194
Net income (loss) available to common stockholders	$ (2,086)	(1,856)	14	(1,802)	(108)	(1,448)	2,194
Basic earnings (loss) per share	$ (0.62)	(0.55)	0.01	(0.53)	(0.03)	(0.43)	0.66
Diluted earnings (loss) per share	$ (0.62)	(0.55)	0.01	(0.53)	(0.03)	(0.43)	0.65
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,383,748	3,344,010
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,385,102	3,386,631

PERFORMANCE RATIOS
Return on average assets *	-1.19%	-1.06%	0.01%	-1.03%	-0.06%	-0.22%	0.39%
Return on average common equity *	-26.22%	-22.46%	0.17%	-20.42%	-1.22%	-4.21%	7.13%
Net interest margin (fully-tax equivalent) *	3.70%	3.50%	3.54%	3.41%	3.25%	3.20%	2.82%
Efficiency ratio	63.64%	74.80%	68.24%	61.30%	71.55%	67.42%	72.09%
# full-time equivalent employees - period end	153	147	143	140	136	140	119

CAPITAL
Equity to ending assets	6.36%	6.58%	6.83%	6.88%	7.39%	6.88%	5.12%
Common tangible equity to assets	4.27%	4.50%	4.77%	4.80%	5.26%	4.80%	5.12%
Tier 1 leverage capital ratio - Bank	7.43%	7.23%	7.54%	7.45%	7.84%	7.45%	7.00%
Tier 1 risk-based capital ratio - Bank	8.73%	8.55%	8.59%	8.50%	8.82%	8.50%	7.62%
Total risk-based capital ratio - Bank	11.52%	11.34%	11.34%	11.24%	11.48%	11.24%	10.29%
Book value per common share	$ 8.79	9.37	9.91	9.88	10.52	9.88	9.43

ASSET QUALITY
Net charge-offs (recoveries)	$ 5,261	5,126	1,372	2,509	2,259	6,199	682
Net charge-offs to average loans *	4.02%	3.80%	1.03%	1.88%	1.73%	1.19%	0.15%
Allowance for loan losses	$ 11,629	10,270	10,697	10,081	7,038	10,081	5,760
Allowance for loan losses to loans held invst.	2.24%	1.93%	2.00%	1.90%	1.33%	1.90%	1.15%
Nonperforming loans	$ 26,972	24,721	19,636	14,163	14,407	14,163	5,656
Performing restructured loans	$ 700	0	0	0	0	0	0
Repossessed assets	$ 9,763	7,792	11,507	13,964	7,676	13,964	728
Nonperforming loans to loans held for investment	5.20%	4.63%	3.68%	2.67%	2.71%	2.67%	1.13%
Nonperforming assets to total assets	5.25%	4.62%	4.42%	4.04%	3.26%	4.04%	1.04%

END OF PERIOD BALANCES
Total assets	$ 700,234	704,340	704,085	697,052	676,826	697,052	616,611
Total loans held for investment	$ 519,177	533,486	534,045	530,606	530,791	530,606	501,424
Total deposits	$ 626,060	626,527	625,730	617,471	594,863	617,471	498,064
Stockholders' equity	$ 44,507	46,359	48,112	47,948	50,017	47,948	31,576

AVERAGE BALANCES
Total assets	$ 698,106	700,598	691,406	694,529	679,780	665,555	557,283
Total earning assets	$ 650,068	658,491	641,861	651,733	633,107	624,031	527,958
Total loans held for investment	$ 523,714	539,554	532,928	533,143	523,019	522,965	451,583
Total interest-bearing deposits	$ 580,084	584,031	576,968	573,595	545,912	528,158	423,680
Common stockholders' equity	$ 31,568	33,152	33,702	35,008	35,097	34,385	30,771

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8740
          b.braswell@carolinabank.com